Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TWELFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

YIMUTIAN INC.

(adopted by a special resolution passed on December 10, 2023)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TWELFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

YIMUTIAN INC.

(adopted by a special resolution passed on December 10, 2023)

1.	The name of the Company is YIMUTIAN INC..

2.	The Registered Office of the Company shall be at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	(i)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Twelfth Amended and Restated Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Twelfth Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Act (as revised), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Twelfth Amended and Restated Memorandum of Association and the Articles of the Company considered necessary or convenient in the manner set out in the Articles of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the Laws of the Cayman Islands when so licensed under the terms of such Laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

6.	The authorized share capital of the Company is US$50,000 divided into (i) 2,713,770,293 Ordinary Shares of par value US$0.00001 each, (ii) 387,781,378 Series A Preferred Shares of par value US$0.00001 each, (iii) 703,901,412 Series B Preferred Shares of par value US$0.00001 each, (iv) 517,022,352 Series C Preferred Shares of par value US$0.00001 each, (v) 357,323,044 Series C-1 Preferred Shares of par value US$0.00001 each, (vi) 224,881,374 Series C-2 Preferred Shares of par value US$0.00001 each, and (vii) 95,320,147 Series D Preferred Shares of par value of US$0.00001 each, with power for the Company, subject to the provisions of the Companies Act (as revised) and the Articles, (i) to redeem or purchase any of its shares and to increase or reduce the said capital and (ii) to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Twelfth Amended and Restated Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Act (as revised) and, subject to the provisions of the Companies Act (as revised) and the Twelfth Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8.	Capitalised terms that are not defined in this Twelfth Amended and Restated Memorandum of Association bear the same meaning as those given in the Twelfth Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TWELFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

YIMUTIAN INC.

(adopted by a special resolution passed on December 10, 2023)

INTERPRETATION

1.	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. For the purpose of this definition, with respect to Yunfeng, “Yunfeng Affiliate” means (i) any of YF RMB Funds or YF USD Funds, (ii) any other fund or special purpose investment vehicle managed or sponsored by any YF Advisor, or (iii) any portfolio company Controlled by any of the foregoing. For the purpose of the definition of “Yunfeng Affiliate”, “YF RMB Fund” shall mean any of the following: (i) 上海云锋创业投资中心（有限合伙）, (ii) 上海云锋新创股权投资中心（有限合伙）, (iii) 上海云锋新呈投资中心（有限合伙）, and (iv) 上海云锋麒泰投资中心（有限合伙）; “YF USD Fund” shall mean any of the following: (i) Yunfeng Fund, L.P., (ii) Yunfeng Fund II, L.P., and (iii) Yunfeng Fund III, L.P.; “YF Advisor” shall mean “Yunfeng Offshore Advisor” or “Yunfeng Onshore Advisor”, as the case may be; “YF Offshore Advisor” shall mean Yunfeng Capital Limited; “YF Onshore Advisor” shall mean 上海云锋投资管理有限公司 or 上海云锋新创投资管理有限公司, as the case may be. For the avoidance of doubt, Yunfeng shall not be deemed an Affiliate of Alibaba Group Holding Limited or Ant Financial Services Group.

“Approved Sale”	shall have the meaning set forth in Article 8.6A.

“Associate”	shall mean, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse.

“Articles”	shall mean, these articles of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“Auditor”	shall mean, any of the four biggest accounting firms or a reputable firm of independent certified public accountants acceptable to the Board of Directors determined in accordance with Article 8.4(B)(2).

“Automatic Conversion”	shall have the meaning set forth in Article 8.3(C).

“Board” or “Board of Directors”	shall mean, the board of directors of the Company.

“Business Day”	shall mean, any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC.

“Closing”	shall have the meaning set forth in Section 2.4 of the Share Purchase Agreement.

“Commission”	shall mean, (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company”	shall mean, the above named company.

“Consent”	shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control”	of a given Person, shall mean the power or authority, whether exercised or not, to exist upon (a) directly or indirectly possession of more than fifty percent (50%) of shareholding interest, beneficial ownership or other voting securities of such Person; or (b) power to determine or direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; or (c) power to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership, Contract, trust or entrustment of voting securities. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price”	shall mean the then applicable Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price or Series D Conversion Price for a Preferred Share, as the case may be.

“Conversion Shares”	shall mean Ordinary Shares issuable upon conversion of any Preferred Shares.

“Convertible Securities”	shall have the meaning set forth in Article 8.3(E)(4)(a)(ii).

“Deemed Liquidation Event”	shall mean any of the following events:

(1) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred;

(2) a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); and

(3) exclusive and irrevocable licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“Director”	shall mean a director serving on the Board for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Drag-Along Holders”	shall have the meaning set forth in Article 8.6A.

“Equity Securities”	shall mean, with respect to any Person, that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“Excepted Issuances”	shall have the meaning set forth in Article 8.3(E)(4)(a)(iii).

“Exempted Distribution”	shall mean, (a) a dividend payable solely in Ordinary Shares, (b) the purchase, repurchase or redemption of Ordinary Shares by the Company at no more than cost from terminated employees, officers or consultants in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company under the Right of First Refusal and First Offer Agreement, (c) the purchase, repurchase or redemption of the Preferred Shares pursuant to these Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares), and (d) the payment of dividends to the holders of the Preferred Shares in accordance with Article 8.1.

“ESOP”	shall mean, the employee share incentive plan of the Company to be duly adopted by the Board.

“Founder”	shall mean Deng Jinhong (邓锦宏).

“Founder Holding Company”	shall mean YIMUTIAN HOLDINGS LIMITED.

“Key Holders”	shall mean, collectively Liu Zhijia (刘志嘉) and Zhou Mi (周密).

“Key Holder Holding Companies”	shall mean, collectively YMT 360 HOLDINGS LIMITED and YMT Innovation Holdings Limited.

“Governmental Authority”	shall mean, any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company”

shall mean, each of the Company, YIMUTIAN HONGKONG LIMITED ( 一畝田香港有限公司), Beijing YIMUTIAN Network Technology Co., Ltd. (北京一人一亩田网络科技有限公司), Beijing Yi Mu Tian New Agriculture Network Technology Co., Ltd. ( 北京一亩田新农网络科技有限公司), Beijing Huoxing Xiongdi Agriculture Technology Co., Ltd. (北京火星兄弟农业科技有限公司), Beijing Dou Niu Network Technology Co., Ltd. (北京豆牛网络科技有限公司), together with each Subsidiary of any of the foregoing, and “Group” refers to all of the Group Companies collectively.

“Indebtedness”	of any Person, shall mean, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with the applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Series A Preferred Holders”	shall have the meaning set forth in Article 8.5(A)(vi).

“Initiating Series B Preferred Holders”	shall have the meaning set forth in Article 8.5(A)(v).

“Initiating Series C Preferred Holders”	shall have the meaning set forth in Article 8.5(A)(iv).

“Initiating Series D Preferred Holders”	shall have the meaning set forth in Article 8.5(A)(i).

“Interested Transaction”	shall have the meaning set forth in Article 82.

“IPO”	shall mean, the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws”	shall mean, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien”	shall mean, any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Majority Ordinary Holders”	shall mean, the holders of a majority of the voting power of the outstanding Ordinary Shares (excluding any and all Ordinary Shares converted from the Preferred Shares).

“Majority Preferred Holders”	shall mean, the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders, collectively.

“Majority Series A Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series A Preferred Shares (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series A Preferred Shares pursuant to Article 8.3.

“Majority Series B Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series B Preferred Shares (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series B Preferred Shares pursuant to Article 8.3.

“Majority Series C Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series C Preferred Shares (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C Preferred Shares pursuant to Article 8.3.

“Majority Series C-1 Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series C-1 Preferred Shares (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C-1 Preferred Shares pursuant to Article 8.3.

“Majority Series C-2 Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series C-2 Preferred Shares (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series C-2 Preferred Shares pursuant to Article 8.3.

“Majority Series D Preferred Holders”	shall mean, the holders of at least a majority of the voting power of the outstanding Series D Preferred Shares and the then outstanding series D preferred shares to be issued by the Company in the subsequent round of financing (if any, “Series D Preferred Shares (to be issued)”) (voting together as a single class and on an as converted basis), including, for the voting purpose only, any Ordinary Shares converted from the Series D Preferred Shares and the Series D Preferred Shares (to be issued) pursuant to Article 8.3. For the avoidance of doubt, before any Series D Preferred Shares (to be issued) is actually issued or deemed to be issued (in case of a warrant or such other circumstances of a similar nature) by the Company in the subsequent round of financing, when determining the Majority Series D Preferred Holders, it shall refer to the holders of at least a majority of the voting power of the then outstanding Series D Preferred Shares.

“Member”	shall have the same meaning as in the Statute.

“Memorandum”	shall mean the memorandum of association of the Company as originally adopted or as from time to time altered by Special Resolution.

“New Securities”	shall have the meaning set forth in Article 8.3(E)(4)(a)(iii).

“Non-Compliance Redemption Date”	shall have the meaning set forth in Article 120.

“Non-Compliance Redeemed Shares”	shall have the meaning set forth in Article 119.

“Observer(s)”	shall have the meaning set forth in Article 63.

“Options”	shall have the meaning set forth in Article 8.3(E)(4)(a)(i).

“Ordinary Resolution”	shall mean, a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or a written resolution as provided in Article 41.

“Ordinary Share”	shall mean, an ordinary share of US$0.00001 par value per share in the capital of the Company having the rights attaching to it as set out herein.

“Founding Partners”	shall mean, collectively Liu Min ( 刘敏) and Song Bailin (宋柏林).

“Founding Partner Holding Companies”	shall mean, collectively YMT Tech Holdings Limited (Liu Min’s Founding Partner Holding Company) and YMT Network Holdings Limited (Song Bailin’s Founding Partner Holding Company).

“Person”	shall mean, any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC”	shall mean, the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares”	shall mean, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series D Preferred Shares.

“Preferred Shareholders”	shall mean, collectively, the holders of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series D Preferred Shares.

“Preferred Shareholder Directors”	shall have the meaning set forth in Article 63.

“Qualified IPO”	means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an offering proceeds (net of underwriting commissions and expenses) of not less than US$50,000,000 million that implies a market capitalization of the Company immediately prior to such public offering of not less than US$800,000,000, or in a public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange including HKEx, Shanghai Stock Exchange, Shenzhen Stock Exchange or any other securities exchange approved by the Board of Directors in accordance with Article 8.4(B)(2), so long as such offering satisfies the foregoing market capitalization, gross proceeds requirements and other mandatory requirements and listing rules under the applicable Laws.

“Registered Holder”	shall have the meaning set forth in Article 120.

“Registered Office”	shall mean, the registered office for the time being of the Company.

“Register of Members”	shall mean, the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Related Party”	shall mean, any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Right of First Refusal and First Offer Agreement	shall mean, the Sixth Amended and Restated Right of First Refusal and First Offer Agreement, dated on May 8, 2021 among the Company and certain other parties named therein.

“Series A Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series A Director”	shall have the meaning set forth in Article 63.

“Series A Issue Date”	shall mean, the date of the first issuance of a Series A Preferred Share.

“Series A Issue Price”	shall mean, US$0.0090 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A Preference Amount”	shall have the meaning set forth in Article 8.2(A)(5).

“Series A Preferred Share”	shall mean, a series A preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series A Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(vi)

“Series A Redemption Price”	shall have the meaning set forth in Article 8.5(A)(vi).

“Series A Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(vi).

“Series B Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series B Director”	shall have the meaning set forth in Article 63.

“Series B Issue Date”	shall mean, the date of the first issuance of a Series B Preferred Share.

“Series B Issue Price”	shall mean, the applicable issue price per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares, i.e., (i) with respect to Passion Stream Investment Limited, US$0.0839, (ii) with respect to Cornerstone Venture Limited, Shunwei Internet II Limited, GX YMT Limited, Keeneyes Future Holding Inc., APOLETTO LIMITED and APOLETTO INVESTMENTS IV,L.P., US$0.0780, and (iii) with respect to HSG CV IV Holdco, Ltd., YIMUTIAN HOLDINGS LIMITED and Yunfeng, US$0.0713.

“Series B Preference Amount”	shall have the meaning set forth in Article 8.2(A)(5).

“Series B Preferred Share”	shall mean, a series B preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series B Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(v)

“Series B Redemption Price”	shall have the meaning set forth in Article 8.5(A)(v).

“Series B Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(v).

“Series C Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series C Director”	shall have the meaning set forth in Article 63.

“Series C Issue Date”	shall mean, the date of the first issuance of a Series C Preferred Share.

“Series C Issue Price”

shall mean, the applicable issue price per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares, i.e., (i) with respect to Wise Prime, HONGKONG WOLONG GROUP INVESTMENT LIMITED (香港臥龍集團投 資有限公司 ) and HSG CV IV Holdco, Ltd., US$0.0138, (ii) with respect to Yunfeng, US$0.0402, (iii) with respect to Long Great Holdings Limited and Zhen Partners Fund IV, L.P., US$0.0193; and (iv) with respect to LC Multi Strategy Fund SG VCC - LC Multi Strategy SF5, US$0.0276.

“Series C Preference Amount”	shall have the meaning set forth in Article 8.2(A)(4).

“Series C Preferred Share”	shall mean, a series C preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series C Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(iv)

“Series C Redemption Price”	shall have the meaning set forth in Article 8.5(A)(iv).

“Series C Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(iv).

“Series C-1 Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series C-1 Director”	shall have the meaning set forth in Article 63.

“Series C-1 Issue Date”	shall mean, the date of the first issuance of a Series C-1 Preferred Share.

“Series C-1 Issue Price”	shall mean, US$0.035650 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-1 Preferred Shares.

“Series C-1 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(3).

“Series C-1 Preferred Share”	shall mean, a series C-1 preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C-1 Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series C-1 Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(iii)

“Series C-1 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(iii).

“Series C-1 Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(iii).

“Series C-2 Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series C-2 Issue Date”	shall mean, the date of the first issuance of a Series C-2 Preferred Share.

“Series C-2 Issue Price”	shall mean, the applicable issue price per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-2 Preferred Shares, i.e., (i) with respect to CGC Moonwalk Limited, US$0.0775, and (ii) with respect to the Founder Holding Company, US$0.0768.

“Series C-2 Preference Amount”	shall have the meaning set forth in Article 8.2(A)(2).

“Series C-2 Preferred Share”	shall mean, a series C-2 preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C-2 Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series C-2 Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(ii)

“Series C-2 Redemption Price”	shall have the meaning set forth in Article 8.5(A)(ii).

“Series C-2 Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(ii).

“Series D Conversion Price”	shall have the meaning set forth in Article 8.3(A).

“Series D Issue Date”	shall mean, the date of the first issuance of a Series D Preferred Share.

“Series D Issue Price”

shall mean, the applicable issue price per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D Preferred Shares, i.e., (i) with respect to Beautiful Future International Ltd, US$0.1731, (ii) with respect to GANLAI LIMITED ( 甘來有限公司), US$0.1731, (iii) with respect to Geometry Ventures Limited, US$0.1385, (iv) with respect to the Founder Holding Company, US$ 0.1539, and (v) with respect to Guangdong Evergreen Group Co., Ltd. (广东恒兴集团有限公司), US$0.1731.

“Series D Preference Amount”	shall have the meaning set forth in Article 8.2(A)(1).

“Series D Preferred Share”	shall mean, a series D preferred share of US$0.00001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D Redemption Date”	shall have the meaning set forth in Article 8.5(B).

“Series D Redemption Notice”	shall have the meaning set forth in Article 8.5(A)(i)

“Series D Redemption Price”	shall have the meaning set forth in Article 8.5(A)(i).

“Series D Redemption Price Payment Date”	shall have the meaning set forth in Article 8.5(A)(i).

“Seal”	shall mean, the common seal of the Company and includes every duplicate seal.

“Securities Act”	shall mean, the United States Securities Act of 1933, as amended.

“Share” and “Shares”	shall mean, a share or shares in the capital of the Company and includes a fraction of a share.

“Shareholders Agreement”	shall mean, the Seventh Amended and Restated Shareholders Agreement, dated on May 8, 2021 among the Company and certain other parties named therein.

“Special Resolution”	shall have the same meaning as in the Statute and includes a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution.

“Statute”	shall mean the Companies Act (as revised) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Subsidiary”	shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Super Voting Rights”	shall have the meaning set forth in Article 8.4 (A).

“Trade Sale”	shall mean, whether in a single transaction or series of related transactions, (i) any merger, amalgamation, consolidation, acquisition, tender offer, reorganization or scheme thereof or other business combination in which the shareholders owning a majority of the voting power or voting stock of the Company immediately prior to such transaction do not own a majority of the voting power or voting stock of the Company or the surviving or acquiring person immediately following such transaction, or (ii) any sale, conveyance, lease or disposition of all or substantially all of the Group Companies’ assets (including by means of an exclusive licensing of all or substantially all of the Group Companies’ intellectual property or similar arrangement or sale or disposal of the Domestic Companies or all or substantially all of its assets) to a third party unaffiliated with any Group Company.

“Transaction Documents”	shall mean, the following documents (i) the Series D Preferred Share Purchase Agreement (the “Share Purchase Agreement”) entered into on May 8, 2021 by and among the Company, the holder(s) of Series D Preferred Shares and certain other parties named therein; (ii) the Shareholders Agreement, (iii) the Right of First Refusal and First Offer Agreement, (iv) the management rights letter issued by the Company to certain shareholders of the Company; (v) the Memorandum and these Articles; (vi) the relevant share purchase agreements pursuant to which each series of Preferred Shares other than the Series D Preferred Shares are subscribed for, and (vii) each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Win-Chain”	shall mean Win-Chain Agribusiness Holdings Limited.

“Wise Prime”	shall mean WISE PRIME INTERNATIONAL LIMITED.

“Yunfeng”	shall mean Beijing Fengmu Enterprise Consulting Center (Limited Partnership) (北京锋亩企业咨询中心(有限合伙)).

2.	In the Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	“written” and “in writing” include all modes of representing or reproducing words in visible form;

2.4	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.5	any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.6	the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and these Articles;

2.7	the term “or” is not exclusive;

2.8	the term “including” will be deemed to be followed by, “but not limited to”;

2.9	the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

2.10	the term “day” shall mean “calendar day”, and “month” shall mean calendar month;

2.11	the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

2.12	references to any documents shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

2.13	all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies);

2.14	headings are inserted for reference only and shall be ignored in construing these Articles;

2.15	the term “as-converted” or “converted” shall mean the calculation is to be made assuming the full conversion into Ordinary Shares of any Equity Securities in the share capital of the Company;

2.16	the term “fully-diluted” shall mean the calculation is to be made assuming the exercise of all options, warrants or other securities that are convertible, exercisable or exchangeable into Company’s Shares and the conversion of all outstanding Preferred Shares (or would be outstanding assuming full exercise of all options, warrants or other securities that are convertible, exercisable or exchangeable into Company’s Preferred Shares) into Company’s Ordinary Shares; and

3.	For the avoidance of doubt, each other Article herein is subject to the provisions of Articles 8, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Articles 8 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

4.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

5.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6.	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of Articles 8 and 9 and without prejudice to any rights, preferences and privileges attached to any existing Shares, (a) the Directors may allot, issue, grant options or warrants over or otherwise dispose of two classes of Shares to be designated, respectively, as Ordinary Shares and Preferred Shares; (b) the Preferred Shares may be allotted and issued from time to time in one or more series; and (c) the series of Preferred Shares shall be designated prior to their allotment and issue. In the event that any Preferred Shares shall be converted pursuant to Article 8.3 hereof, the Preferred Shares so converted shall be cancelled and shall not be re-issuable by the Company. Further, any Preferred Share acquired by the Company by reason of redemption, repurchase, conversion or otherwise shall be cancelled and shall not be re-issuable by the Company. Notwithstanding any provision to the contrary contained in these Articles, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty (50) cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

PREFERRED SHARES

8.	Certain rights, preferences and privileges of the Preferred Shares of the Company are as follows:

8.1	Dividends Rights.

The holder(s) of Series D Preferred Shares shall be entitled to receive dividends at a simple rate of eight percent (8%) of the Series D Issue Price per annum, for each Series D Preferred Share held by the holder(s) of Series D Preferred Shares, payable out of funds or assets when and as such funds or assets become legally available therefor prior and in preference to, and satisfied before, any dividend on the Series C-2 Preferred Shares, Series C-1 Preferred Share, Series C Preferred Share, Series B Preferred Share, Series A Preferred Share and Ordinary Shares (except for applicable Exempted Distributions). Such dividends shall be payable only when, as, and if declared by the Shareholders and shall be non-cumulative.

Only after full payment of such dividends on all Series D Preferred Shares pursuant to the foregoing of this Article 8.1, the holder(s) of Series C-2 Preferred Shares shall be entitled to receive dividends at a simple rate of eight percent (8%) of the Series C-2 Issue Price per annum, for each Series C-2 Preferred Share held by the holder(s) of Series C-2 Preferred Shares, payable out of funds or assets when and as such funds or assets become legally available therefor prior and in preference to, and satisfied before, any dividend on the Series C-1 Preferred Share, Series C Preferred Share, Series B Preferred Share, Series A Preferred Share and Ordinary Shares (except for applicable Exempted Distributions). Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

Only after full payment of such dividends on all Series D Preferred Shares and Series C-2 Preferred Shares pursuant to the foregoing of this Article 8.1, the holder(s) of Series C-1 Preferred Shares shall be entitled to receive dividends at a simple rate of eight percent (8%) of the Series C-1 Issue Price per annum, for each Series C-1 Preferred Share held by the holder(s) of Series C-1 Preferred Shares, payable out of funds or assets when and as such funds or assets become legally available therefor prior and in preference to, and satisfied before, any dividend on the Series C Preferred Share, Series B Preferred Share, Series A Preferred Share and Ordinary Shares (except for applicable Exempted Distributions). Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

Only after full payment of such dividends on all Series D Preferred Shares, Series C-2 Preferred Shares and Series C-1 Preferred Shares pursuant to the foregoing of this Article 8.1, any additional dividends shall be paid among all holders of the Preferred Shares other than the holder(s) of Series D Preferred Shares, Series C-2 Preferred Shares and Series C-1 Preferred Shares, in which case each holder of a Preferred Share shall be entitled to receive dividends (i) at a simple rate of eight percent (8%) of the Series A Issue Price per annum, for each Series A Preferred Share held by such holder, or (ii) at a simple rate of eight percent (8%) of the Series B Issue Price per annum, for each Series B Preferred Share held by such holder, (iii) at a simple rate of eight percent (8%) of the Series C Issue Price per annum, for each Series C Preferred Share held by such holder, as the case may be, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other and with the dividends payable pursuant to this Article 8.1, prior and in preference to, and satisfied before, any dividend on the Ordinary Shares (except for applicable Exempted Distributions). Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.

After all the dividends of the Preferred Shares specified in the foregoing of this Article 8.1 have been paid in full for a given calendar year, any remaining funds available for distribution of dividends shall be distributed pari passu on a pro rata basis to the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series D Preferred Shares and Ordinary Shares on an as converted basis. The dividend paid on each Ordinary Share shall not be higher than the dividend paid on each Preferred Share.

8.2	Liquidation Rights.

A.	Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by Law) shall be distributed to the Members of the Company as follows:

(1)	First, the holder(s) of Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series C-2 Preferred Shares, Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares by reason of their ownership of such shares, the amount equal to one hundred percent (100%) of the Series D Issue Price, plus all declared but unpaid dividends on such Series D Preferred Share (collectively, the “Series D Preference Amount”). If the assets and funds thus distributed among the holders of the Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Shares shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this clause (1).

(2)	If there are any assets or funds remaining after the Series D Preference Amount has been distributed or paid in full to the holder(s) of Series D Preferred Shares pursuant to clause (1) above, the holder(s) of Series C-2 Preferred Shares shall be entitled to receive for each Series C-2 Preferred Share held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series C-1 Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares by reason of their ownership of such shares, the amount equal to one hundred percent (100%) of the Series C-2 Issue Price, plus all declared but unpaid dividends on such Series C-2 Preferred Share (collectively, the “Series C-2 Preference Amount”). If the assets and funds thus distributed among the holders of the Series C-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C-2 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series C-2 Preferred Shares shall be distributed ratably among the holders of the Series C-2 Preferred Shares in proportion to the aggregate Series C-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause (2).

(3)	If there are any assets or funds remaining after the aggregate Series D Preference Amount and Series C-2 Preference Amount has been distributed or paid in full to the applicable holder(s) of Preferred Shares pursuant to clause (1) and clause (2) above, the holder(s) of Series C-1 Preferred Shares shall be entitled to receive for each Series C-1 Preferred Share held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares by reason of their ownership of such shares, the amount equal to one hundred percent (100%) of the Series C-1 Issue Price, plus all declared but unpaid dividends on such Series C-1 Preferred Share (collectively, the “Series C-1 Preference Amount”). If the assets and funds thus distributed among the holders of the Series C-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C-1 Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series C-1 Preferred Shares shall be distributed ratably among the holders of the Series C-1 Preferred Shares in proportion to the aggregate Series C-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this clause (3).

(4)	If there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C-2 Preference Amount and Series C-1 Preference Amount have been distributed or paid in full to the applicable holder(s) of Preferred Shares pursuant to clause (1) through clause (3) above, the holders of the Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares by reason of their ownership of such shares, the amount equal to one hundred percent (100%) of the applicable Series C Issue Price, plus all declared but unpaid dividends on such Series C Preferred Share (collectively, the “Series C Preference Amount”). If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Shares shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this clause (4).

(5)	If there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C-2 Preference Amount, Series C-1 Preference Amount and Series C Preference Amount has been distributed or paid in full to the applicable holders of Preferred Shares pursuant to clause (1) through (4) above, the holders of the Series B Preferred Shares and the holders of the Series A Preferred Shares shall be entitled to receive, for each Series B Preferred Share or Series A Preferred Share held by such holder, as applicable, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such shares, the amount equal to one hundred percent (100%) of the Series B Issue Price or the Series A Issue Price, as applicable, plus all declared but unpaid dividends on such Series B Preferred Share or Series A Preferred Shares (collectively, the “Series B Preference Amount” or “Series A Preference Amount”, as applicable). If the assets and funds thus distributed among the holders of the Series B Preferred Shares and the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount and Series A Preference Amount, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Shares and the Series A Preferred Shares shall be distributed ratably among the holders of the Series B Preferred Shares and the Series A Preferred Shares in proportion to the aggregate Series B Preference Amount and the Series A Preference Amount each such holder is otherwise entitled to receive pursuant to this clause (5).

(6)	If there are any assets or funds remaining after the aggregate Series D Preference Amount, Series C-2 Preference Amount, Series C-1 Preference Amount, Series C Preference Amount, Series B Preference Amount and Series A Preference Amount have been distributed or paid in full to the applicable holders of Preferred Shares pursuant to clauses (1) through (5) above, the remaining assets and funds of the Company available for distribution to the Members shall be distributed ratably among all Members according to the relative number of the Shares held by such Member.

B.	Deemed Liquidation Event. Unless waived in writing by the Members’ meeting in accordance with Article 8.4(B)(1), a Deemed Liquidation Event shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Article 8.2(A), and any proceeds, whether in cash or properties, resulting from a Deemed Liquidation Event shall be distributed in accordance with the terms of Article 8.2(A).

C.	Valuation of Properties. In the event the Company proposes to distribute assets other than cash pursuant to a Deemed Liquidation Event of the Company pursuant to Article 8.2(B), the value of the assets to be distributed to the Members shall be determined in good faith by the Board (with the Consents of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director); provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(2)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(3)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (with the Consents of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director);

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (1), (2) or (3) to reflect the fair market value thereof as determined in good faith by the Board.

D.	Notices. In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the holders of Preferred Shares at least twenty

(20) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the written approval of the Members’ meeting in accordance with Article 8.4(B)(1).

E.	Enforcement. In the event the requirements of this Article 8.2 are not complied with, the Company shall forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Article 8.2 have been complied with, or (ii) cancel such transaction.

8.3	Conversion Rights.

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

A.	Conversion Ratio. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series A Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series A Issue Price by the then-effective Series A Conversion Price (as defined below). The “Series A Conversion Price” shall initially be the Series A Issue Price, resulting in an initial conversion ratio for the Series A Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series B Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series B Issue Price by the then-effective Series B Conversion Price (as defined below). The “Series B Conversion Price” shall initially be the Series B Issue Price, resulting in an initial conversion ratio for the Series B Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. Each Series C Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series C Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series C Issue Price by the then-effective Series C Conversion Price (as defined below). The “Series C Conversion Price” shall initially be the Series C Issue Price, resulting in an initial conversion ratio for the Series C Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. Each Series C-1 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series C-1 Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series C-1 Issue Price by the then-effective Series C-1 Conversion Price (as defined below). The “Series C-1 Conversion Price” shall initially be the Series C-1 Issue Price, resulting in an initial conversion ratio for the Series C-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. Each Series C-2 Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series C-2 Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series C-2 Issue Price by the then-effective Series C-2 Conversion Price (as defined below). The “Series C-2 Conversion Price” shall initially be the Series C-2 Issue Price, resulting in an initial conversion ratio for the Series C-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. Each Series D Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Series D Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the Series D Issue Price by the then-effective Series D Conversion Price (as defined below). The “Series D Conversion Price” shall initially be the Series D Issue Price, resulting in an initial conversion ratio for the Series D Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

B.	Optional Conversion. Subject to the Statute and these Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such shares, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the then-effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price or Series D Conversion Price, as the case may be.

C.	Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price or Series D Conversion Price, as the case may be, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (i) the closing of IPO, or (ii) the date specified by written Consents or agreement of the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders or the Majority Series D Preferred Holders, as the case may be. Any conversion pursuant to this Article 8.3(C) shall be referred to as an “Automatic Conversion”.

D.	Conversion Mechanism. The conversion hereunder of the Preferred Shares shall be effected in the following manner:

(1)	Except as provided in Articles 8.3(D)(2) and 8.3(D)(3) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued, and surrender share certificates (if any) representing such conversion shares. The Company shall, as soon as practicable thereafter, reflect the conversion in its register of members, and issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice, the Register of Members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(2)	If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(3)	Upon the occurrence of an event of Automatic Conversion, all holders of Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of IPO be the latest practicable date immediately prior to the closing of the IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 8.3(D). Such notice shall be given pursuant to Articles 108 through 112 to each record holder of such Preferred Shares at such holder’s address appearing on the register of members. On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its register of members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(4)	The Company may effect the conversion of Preferred Shares in any manner available under applicable Law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(5)	No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board of Directors (so long as such approval includes the approval of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director), or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(6)	Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount, at the option of the holders of the applicable Preferred Shares.

E.	Adjustment of the Conversion Price. The Conversion Price shall be adjusted and readjusted from time to time as provided below:

(1)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)	Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 8.2(B)), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(4)	Adjustments to the Conversion Price for Dilutive Issuance.

(a)	Special Definition. For purpose of this Article 8.3(E)(4), the following definitions shall apply:

(i) “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii) “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii) “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 8.3(E)(4)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances (collectively, the “Excepted Issuances”):

a).	up to in the aggregate 815,130,483 (such number can be increased from time to time as approved by the Company in accordance with these Articles) Ordinary Shares (or Options exercisable for such Ordinary Shares) (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events) issued (or issuable pursuant to such Options) to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to the ESOP;

b).	any Equity Securities issued or issuable pursuant to a share split or sub-division, share dividend, combination, recapitalization or other similar transaction of the Company and as duly approved by the Company in accordance with these Articles;

c).	Ordinary Shares issued upon the conversion of Preferred Shares;

d).	any Equity Securities of the Company issued pursuant to the bona fide firmly underwritten public offering duly approved by the Company in accordance with these Articles; and

e).	any Ordinary Shares issued in connection pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization, in any case, as duly approved by the Company in accordance with these Articles.

(b)	No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of New Securities unless the consideration per Ordinary Share (determined pursuant to Article 8.3(E)(4)(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series C-2 Conversion Price or Series D Conversion Price (as the case may be) in effect immediately prior to such issuance, as provided for by Article 8.3(E)(4)(d). No adjustment or readjustment in the Conversion Price otherwise required by this Article 8.3 shall affect any Ordinary Shares issued upon conversion of any applicable Preferred Share prior to such adjustment or readjustment, as the case may be.

(c)	Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)	no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)	no readjustment pursuant to Article 8.3(E)(4)(c)(ii) shall have the effect of increasing the then effective Conversion Price to an amount which exceeds the Conversion Price that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in Article 8.3(E)(4)(c)(ii) been made;

(iv)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(x) in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(y) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 8.3(E)(4)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)	if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Article 8.3(E)(4)(c) as of the actual date of their issuance.

(d)	Adjustment of the Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the Series D Issue Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) (the “New Price”) less than the Conversion Price in effect immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such applicable Conversion Price in effect immediately prior to such issue by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of New Securities so issued would purchase at such applicable Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of such New Securities so issued. The Founder shall be jointly and severally liable for the performance of this Article 8.3(E)(4)(d). For the purpose of this Article 8.3(E)(4)(d), all Ordinary Shares issuable upon conversion of all outstanding Convertible Securities and the exercise and/or conversion of any other outstanding Options shall be deemed to be outstanding.

(e)	Determination of Consideration. For purposes of this Article 8.3(E)(4), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)	Cash and Property. Such consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors (so long as such approval includes the approval of the Series A Director, the Series B Director and the Series C Director); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

(3)	in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors including the Consents of the Series A Director, the Series B Director and the Series C Director.

(ii)	Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 8.3(E)(4)(c) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(5)	Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 8.3(E) are not strictly applicable, but the failure to make any adjustment to the Conversion Price, would not fairly protect the conversion rights of the holders of such Preferred Shares in accordance with the essential intent and principles hereof, then the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 8.3(E), necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(6)	No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 8.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(7)	Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Conversion Price, in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(8)	Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 8.3(E), the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price, and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(9)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(10)	Notices. Any notice required or permitted pursuant to this Article

8.3 shall be given in writing and shall be given in accordance with Articles 108 through 112.

(11)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

8.4	Voting Rights.

A.	General Rights. Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: without prejudice to any other rights, interest or privileges conferred upon the holder of Preferred Shares by the Transaction Documents, the holder of a Preferred Share shall have one (1) vote in respect of each Ordinary Share into which such holder’s each Preferred Share is convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written Consents of the Company’s Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). To the extent that the Statute or the Articles allow the Preferred Shares to vote separately as a class or series with respect to any matters, such Preferred Shares shall have the right to vote separately as a class or series with respect to such matters.

Notwithstanding the foregoing provisions in this Article 8.4 (A), the total number of voting rights attached to the Ordinary Shares directly or indirectly held by the Founder, each Key Holder and each Founding Partner (the “Super Voting Rights”) shall automatically be increased on a 20:1 basis (i.e., 1 voting right attached to each Ordinary Share directly or indirectly held by the Founder, each Key Holder and each Founding Partner shall be increased to twenty (20) voting rights per share), without prejudice to any other rights, interest or privileges conferred upon each holder of Preferred Shares by the Transaction Documents which are exercisable in the capacity of a holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares Series and/or D Preferred Shares. The Super Voting Rights with respect to any Ordinary Share directly or indirectly held by the Founder, each Key Holder or each Founding Partner under this Article 8.4 (A) shall be terminated upon the occurrence of any of the following events: (i) the Founder, or such Key Holder or such Founding Partner directly or indirectly transfers said Ordinary Share held by it to any third party, provided that, in the event that the Founder, any Key Holder or any Founding Partner directly or indirectly transfers any Ordinary Shares held by it to its Affiliate(s) or any of the Founder, the Key Holders or the Founding Partners, the Super Voting Rights shall continue to be attached to such transferred Shares, and shall be exercised by the Founder by proxy; or (ii) the consummation of a Trade Sale; or (iii) the Founder, such Key Holder or such Founding Partner resigns from the Group Companies, provided that, in the event that the Founder, any Key Holder or any Founding Partner directly or indirectly transfers any Ordinary Shares held by it to any of the Founder, the Key Holders or the Founding Partners upon his/her resignation, the Super Voting Right shall continue to be attached to such transferred Shares. Notwithstanding the foregoing, (i) the above Super Voting Rights shall not apply to the Ordinary Shares held by the Founder Holding Company that are converted from the the Series C-2 Preferred Shares and the Series D Preferred Shares (if any), i.e., each such Ordinary Share converted therefrom shall have one (1) voting right attached thereto, (ii) the above Super Voting Rights shall also apply to the Ordinary Shares held by the Founder Holding Company that are converted from the Series B Preferred Shares (if any), i.e., each such Ordinary Share converted therefrom shall have twenty (20) voting rights attached thereto.

The Founder shall, individually, be entitled to exercise all voting rights and powers attached to all Shares or other securities issued under the ESOP on behalf of the ESOP participants, at each meeting of Members of the Company, or in lieu of any such meeting in any occasion that shall require such holder’s written Consent with respect to all of such holder’s voting securities of the Company, without prior or special approval from any holders of the Preferred Shares or any of the Investor Directors, provided further that each Share or security issued under the ESOP and outstanding shall have one (1) vote. For the purpose of clarity, the options or awards granted to the ESOP participants under the ESOP but are unvested or have not been exercised by the ESOP participants shall not have any voting rights or powers thereon.

B.	Protective Provisions.

(1)	Approval by Shareholders. Subject to the Statute, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the shareholders holding a majority of the voting power of all issued and outstanding Shares of the Company (voting as a single class and on an as-converted basis, and for the avoidance of doubt, each Ordinary Share directly or indirectly held by the Founder or the Founder Holding Company shall have twenty (20) votes) in advance:

(a)	any action that materially alters, changes, dilutes or otherwise affects the rights, preferences, privileges or obligations of any Preferred Share; notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver in regard to the variation of rights attached to one or more specific classes or series of Preferred Shares shall require the consent in writing of the holder(s) of more than fifty percent (50%) of the issued and outstanding shares of such classes or series and shall not be subject to the approval requirements under this subsection (a);

(b)	any material amendment or modification to or waiver under any of the Memorandum and these Articles of the Company, the articles of association of any other Group Company or any other Transaction Document; notwithstanding the foregoing and for the avoidance of doubt, any such amendment, modification or waiver in regard to the variation of rights attached to one or more specific classes or series of Preferred Shares shall require the consent in writing of the holder(s) of more than fifty percent (50%) of the issued and outstanding shares of such classes or series and shall not be subject to the approval requirements under this subsection (b);

(c)	enter into any transaction that will constitute a Trade Sale. For the avoidance of doubt, any transfer of Shares among the then existing shareholders of any Group Company shall not constitute a Trade Sale.;

(d)	cease to conduct or carry on its business substantially as now conducted by any Group Company, any Group Company’s change of any material part of its business or enter into new business line that is outside of the existing scope of business of the Group;

(e)	liquidation, dissolution or winding up of any Group Company;

(f)	amendment to the composition or the decision-making process of the Board or any Subsidiary Board;

(g)	increase or decrease of the registered capital or authorized capital of any Group Company; issuance of any Equity Securities of any Group Company or increase of the number of shareholders of any Group Company; change of the shareholding percentage of any shareholder other than the Preferred Shareholders after Closing; or doing any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company, excluding: (a) any issuance of Conversion Shares, (b) any issuance of Ordinary Shares by the Company in accordance with the ESOP; and (c) any issuance of Equity Securities by reason of share splits or share dividends;

(h)	merger, spin-off, consolidation, or other corporate reorganization;

(i)	any establishment (other than the duly establishment of any ESOP prior to the Closing), amendment, implementation or termination of, or change in the share reserve under, the ESOP or any other share incentive plan (for the avoidance of doubt, not including the document formats thereof) of the Group Companies;

(j)	purchase, repurchase or redemption of the equity interest of any Group Company (other than purchase, repurchase or redemption of Shares of the Founder Holding Company, the Founding Partner Holding Companies or employees pursuant to the share incentive plans);

(k)	amendment or termination of any Control Document involving any Group Company whose revenue or assets constitute more than ten percent (10%) of the total revenue or assets of the Group in the preceding year or otherwise have a material impact on the Group;

(l)	change of the legal form of any Group Company;

(m)	payment or declaration of any dividend or making any distributions on the Equity Securities of any Group Company, or the change of the dividend policies of any Group Company; and

(n)	any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, with respect to any act listed above, where such act has been approved in writing by the Members holding a majority of the voting power of all issued and outstanding Shares pursuant to the foregoing mechanism, each of the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders shall have the right to raise objection to such act in writing. In the event that any of the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders raises objection to an act, such act shall be submitted to the Members’ meeting and shall only be approved in writing by the shareholders holding at least two-thirds (2/3) of all issued and outstanding Shares of the Company (on an as-converted basis, and assuming each Share shall have one (1) vote) present at a Members’ meeting, and for the sole purpose of voting at said Members’ meetings, each of the Founder Holding Company, the Founding Partner Holding Companies and the Key Holder Holding Companies shall vote on a pro rata basis in accordance with the number of Shares held by it in the Company and are not entitled to the Super Voting Rights provided for in Article 8.4 (A).

(2)	Approval by the Board. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by at least two-thirds (2/3) of the Directors present at a Board meeting in advance:

(a)	approval of the business plan and annual fiscal budget plan and the incurrence of any cost exceeding thirty percent (30%) in the aggregate in deviation of the annual fiscal plan of any Group Company;

(b)	entry into any of the following transactions by any Group Company: (a) incurrence of any indebtedness or cost or extension of any guarantee for indebtedness in excess of US$1,000,000, which is out of the annual fiscal plan or the ordinary course of business of the Group Companies; (b) purchase of any assets/business involving an amount in excess of US$1,000,000; (c) sell, mortgage, encumber, lease, transfer, license or disposal of fixed/movable assets or business, the book value of which is in excess of US$500,000, or the book value of which is lower than US$500,000 but is of significance to, and the lack of which will have Material Adverse Effect on such Group Company; (d) extension of any loan or guarantee for indebtedness in excess of US$500,000 in the aggregate to the employees and/or directors of the Group Companies in any consecutive twelve (12) months, except for those occurred in the ordinary course of business; (e) extension of any loan to or from any other third party other than the employees and/or directors of the Group Companies or incurrence of any indebtedness in excess of US$1,000,000 for a single transaction or US$2,000,000 in aggregate in any consecutive twelve (12) months, which is out of the ordinary course of business of the Group Companies; (f) making investment in any third party involving an amount in excess of US$1,000,000 (including without limitation the purchase of all or part of the equity interest, assets or operations of such third party, or merge with such third party), or forming any joint venture with any third party involving an amount in excess of US$1,000,000; (g) approval of any entry into or amendment to any transaction (involving an amount exceeding US$500,000 in one single transaction or US$1,000,000 in the aggregate with one counter-party in any twelve (12) consecutive months) with any Affiliate of any Group Company, any shareholder of any Group Company or such shareholder’s Affiliate, other than those have expressly been approved hereunder or pursuant to the annual business plan or annual fiscal plan as duly approved by the Board;

(c)	settlement of any litigation or arbitration involving an amount in excess of US$500,000;

(d)	appointment, removal and replacement of the Auditor of any Group Company or any material change in the accounting and financial policies of any Group Company;

(e)	hire or fire any senior management staff whose annual salary exceeds US$200,000, or increase of the annual salary of any senior management staff whose annual salary exceeds US$120,000 involving an amount of thirty percent (30%) or more of such annual salary; any change of Founding Partners;

(f)	any adoption (other than those duly adopted prior to the Closing) or amendment of the document formats of the ESOP or any other share incentive plan of the Group Companies, the determination or modification of the exercise schedule (related to required service year or service target) or the exercise price for any share options or other equity incentives;

(g)	approval of any initial public offering of any Group Company (including but not limited to any Qualified IPO), selection of underwriters or listing exchange therefor, determination of the valuation interval determined by the underwriters, the valuation for the public offer, and other terms and conditions thereof;

(h)	any sale, transfer or otherwise disposal of assets, business, business lines or units or any Equity Securities held by any shareholder other than the Preferred Shareholders in any Group Company involving an amount in excess of US$500,000 and occurring outside of the ordinary course of business; and

(i)	any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

8.5	Redemption Rights

A.	Redemption.

(i) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 before December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series D Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder, any Key Holder Holding Company, any Founding Partner of any Founding Partner Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Article 8.5A(vi) or any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Article 8.5A(v) or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Article 8.5A(iv) or any holder(s) of Series C-1 Preferred Shares requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Article 8.5A(iii) or any holder(s) of Series C-2 Preferred Shares requests redemption of all or any part of the outstanding Series C-2 Preferred Shares in accordance with Article 8.5A(ii), the holder(s) of Series D Preferred Shares (each, an “Initiating Series D Preferred Holder”, and collectively, the “Initiating Series D Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series D Redemption Notice”) requesting redemption of all or any part of the outstanding Series D Preferred Shares held by it (each, a “Redeeming Series D Preferred Share”, and collectively, the “Redeeming Series D Preferred Shares”), in which case the Company shall (1) promptly thereafter provide the Initiating Series D Preferred Holder(s) and other holders of Series D Preferred Shares who elect to participate in such redemption (together with the Initiating Series D Preferred Holders, each, a “Redeeming Series D Preferred Holder”, and collectively, the “Redeeming Series D Preferred Holders”) (pursuant to Articles 108 through 112 of these Articles) of the Series D Redemption Notice and of their right to participate in such redemption, and (2) pay to the Redeeming Series D Preferred Holder(s), for each Redeeming Series D Preferred Share, an amount equal to the Series D Issue Price with an eight percent (8%) compounded per annum return on the Series D Issue Price calculated starting from the Series D Issue Date to the Series D Redemption Price Payment Date (as defined below) (collectively, the “Series D Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series D Redemption Price for all Redeeming Series D Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series D Redemption Notice (the “Series D Redemption Price Payment Date”).

(ii) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents (as defined in the Share Purchase Agreement) is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series C-2 Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder, any Key Holder Holding Company, any Founding Partner of any Founding Partner Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Article 8.5A(vi) or any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Article 8.5A(v) or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Article 8.5A(iv) or any holder(s) of Series C-1 Preferred Shares requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Article 8.5A(iii), the holder(s) of Series C-2 Preferred Shares may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C-2 Redemption Notice”) requesting redemption of all or any part of the outstanding Series C-2 Preferred Shares held by it (the “Redeeming Series C-2 Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of these Articles) of the Series C-2 Redemption Notice and of their right to participate in such redemption, and (2) pay to the holder(s) of Series C-2 Preferred Shares for each Redeeming Series C-2 Preferred Share, an amount equal to the Series C-2 Issue Price with an eight percent (8%) compounded per annum return on the Series C-2 Issue Price calculated starting from the Series C-2 Issue Date to the Series C-2 Redemption Price Payment Date (as defined below) (the “Series C-2 Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C-2 Redemption Price for all Redeeming Series C-2 Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C-2 Redemption Notice (the “Series C-2 Redemption Price Payment Date”).

(iii) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents (as defined in the Share Purchase Agreement) is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series C-1 Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder, any Key Holder Holding Company, any Founding Partner of any Founding Partner Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Article 8.5A(vi) or any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Article 8.5A(v) or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Article 8.5A(iv), the holder(s) of Series C-1 Preferred Shares may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C-1 Redemption Notice”) requesting redemption of all or any part of the outstanding Series C-1 Preferred Shares held by it (the “Redeeming Series C-1 Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of these Articles) of the Series C-1 Redemption Notice and of their right to participate in such redemption, and (2) pay to the holder(s) of Series C-1 Preferred Shares for each Redeeming Series C-1 Preferred Share, an amount equal to the Series C-1 Issue Price with an eight percent (8%) compounded per annum return on the Series C-1 Issue Price calculated starting from the Series C-1 Issue Date to the Series C-1 Redemption Price Payment Date (as defined below) (the “Series C-1 Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C-1 Redemption Price for all Redeeming Series C-1 Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C-1 Redemption Notice (the “Series C-1 Redemption Price Payment Date”).

(iv) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series C Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder or any Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Article 8.5A(vi) or any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Article 8.5A(v) or any holder(s) of Series C-1 Preferred Shares requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Article 8.5A(iii), any holder(s) of Series C Preferred Shares (each, an “Initiating Series C Preferred Holder”, and collectively, the “Initiating Series C Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series C Redemption Notice”) requesting redemption of all or any part of the outstanding Series C Preferred Shares held by such Initiating Series C Preferred Share Holder(s) (each, a “Redeeming Series C Preferred Share”, and collectively, the “Redeeming Series C Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series C Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of these Articles) of the Series C Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series C Preferred Holder(s) and other holders of Series C Preferred Shares who elect to participate in such redemption (together with the Initiating Series C Preferred Holders, the “Redeeming Series C Preferred Holders”), for each Redeeming Series C Preferred Share, an amount equal to the Series C Issue Price with an eight percent (8%) compounded per annum return on the Series C Issue Price calculated starting from the Series C Issue Date to the Series C Redemption Price Payment Date (as defined below) (collectively, the “Series C Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series C Redemption Price for all Redeeming Series C Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series C Redemption Notice (the “Series C Redemption Price Payment Date”).

(v) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, (iii) any material breach of the Transaction Documents to which the holder(s) of Series B Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder or any Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series A Preferred Shares requests redemption of all or any part of the outstanding Series A Preferred Shares in accordance with Article 8.5A(vi) or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Article 8.5A(iv) or any holder(s) of Series C-1 Preferred Shares requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Article 8.5A(iii), any holder(s) of Series B Preferred Shares (each, an “Initiating Series B Preferred Holder”, and collectively, the “Initiating Series B Preferred Holders”), may give a written notice delivered in person or by post or courier service to the Company at its principal executive offices at any time (the “Series B Redemption Notice”) requesting redemption of all or any part of the outstanding Series B Preferred Shares held by such Initiating Series B Preferred Share Holder(s) (each, a “Redeeming Series B Preferred Share”, and collectively, the “Redeeming Series B Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series B Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of these Articles) of the Series B Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series B Preferred Holder(s) and other holders of Series B Preferred Shares who elect to participate in such redemption (together with the Initiating Series B Preferred Holders, the “Redeeming Series B Preferred Holders”), for each Redeeming Series B Preferred Share, an amount equal to the Series B Issue Price with an eight percent (8%) compounded per annum return on the Series B Issue Price calculated starting from the Series B Issue Date to the Series B Redemption Price Payment Date (as defined below) (collectively, the “Series B Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series B Redemption Price for all Redeeming Series B Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series B Redemption Notice (the “Series B Redemption Price Payment Date”).

(vi) At any time after the earlier of the occurrence of the following events: (i) the Company fails to complete the Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025 except that if the Company has submitted an application to competent Governmental Authorities for IPO filings prior to December 31, 2025 (including the submission of the IPO prospectus) but due to any material adverse legal, regulatory, market or policy changes of China in which case the Board of Directors decide to postpone the Qualified IPO and the Trade Sale, the foregoing deadline for the Qualified IPO and the Trade Sale shall be automatically postponed to December 31, 2026, (ii) the validity or enforcement of the Control Documents is materially and adversely affected due to change of any applicable Laws, as a consequence of which, the Company loses Control over, or the ability to consolidate the financial statements, of direct or indirect subsidiaries and/or Controlled entities, and there is no alternative arrangement under the applicable Laws for the Company to maintain or restore such Control or ability, or (iii) any material breach of the Transaction Documents to which the holder(s) of Series A Preferred Shares are parties by any Group Company, the Founder, the Founder Holding Company, any Key Holder or any Key Holder Holding Company prior to the Qualified IPO, which results in substantial hurdle to the launch of the Qualified IPO, or (iv) any holder(s) of Series B Preferred Shares requests redemption of all or any part of the outstanding Series B Preferred Shares in accordance with Article 8.5A(v) or any holder(s) of Series C Preferred Shares requests redemption of all or any part of the outstanding Series C Preferred Shares in accordance with Article 8.5A(iv) or any holder(s) of Series C-1 Preferred Shares requests redemption of all or any part of the outstanding Series C-1 Preferred Shares in accordance with Article 8.5A(iii), any holder(s) of Series A Preferred Shares (each, an “Initiating Series A Preferred Holder”, and collectively, the “Initiating Series A Preferred Holders”), may give a written notice by hand or letter mail or courier service to the Company at its principal executive offices at any time (the “Series A Redemption Notice”) requesting redemption of all or any part of the outstanding Series A Preferred Shares held by such Initiating Series A Preferred Share Holder(s) (each, a “Redeeming Series A Preferred Share”, and collectively, the “Redeeming Series A Preferred Shares”), in which case the Company shall (1) promptly thereafter provide all of the other holders of Series A Preferred Shares and the holders of all other series of Preferred Shares notice (pursuant to Articles 108 through 112 of these Articles) of the Series A Redemption Notice and of their right to participate in such redemption, and (2) pay to the Initiating Series A Preferred Holder(s) and other holders of Series A Preferred Shares who elect to participate in such redemption (together with the Initiating Series A Preferred Holders, the “Redeeming Series A Preferred Holders”), an amount equal to the Series A Issue Price with an eight percent (8%) compounded per annum return calculated starting from the Series A Issue Date to the Series A Redemption Price Payment Date (as defined below) (collectively, the “Series A Redemption Price”), proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, or mergers, with the Series A Redemption Price for all Redeeming Series A Preferred Shares to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Series A Redemption Notice (the “Series A Redemption Price Payment Date”).

(vii) Notwithstanding the foregoing of this Article 8.5A, in the event that (i) there is a chance of Qualified IPO or a Trade Sale in which the valuation of the Company is no less than US$800,000,000 prior to December 31, 2025, and any Group Company has, or the Group Companies taken as a whole have, qualified for such Qualified IPO or a Trade Sale, and (ii) such Qualified IPO or Trade Sale is disapproved by any holder(s) of Preferred Shares or the directors nominated by the holder(s) of Preferred Shares pursuant to Article 8.4B(1) and Article 8.4B(2) of these Articles, such dissenting holder(s) of Preferred Shares who voted against such Qualified IPO or Trade Sale shall not be entitled to any redemption rights in accordance with this Article 8.5A.

B.	Insufficient Funds. If the Company fails to pay on the Series A Redemption Price Payment Date the full Series A Redemption Price or to pay on the Series B Redemption Price Payment Date the full Series B Redemption Price or to pay on the Series C Redemption Price Payment Date the full Series C Redemption Price or to pay on the Series C-1 Redemption Price Payment Date the full Series C-1 Redemption Price or to pay on the Series C-2 Redemption Price Payment Date the full Series C-2 Redemption Price or to pay on the Series D Redemption Price Payment Date the full Series D Redemption Price, because it has inadequate funds legally available therefor or for any other reason, those assets or funds which are legally available shall be used, to the extent permitted by applicable Law, (i) to make partial redemption of the Series D Preferred Shares so that the number of Series D Preferred Shares held by the holder(s) of Series D Preferred Shares shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series D Preferred Holders in proportion to the redemption payments each such Redeeming Series D Preferred Holder is otherwise entitled to receive and, (ii) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares has been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the holder(s) of Series C-2 Preferred Shares to make partial redemption of the Series C-2 Preferred Shares so that the number of Series C-2 Preferred Shares held by the holder(s) of Series C-2 Preferred Shares shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C-2 Preferred Holders in proportion to the redemption payments each such Redeeming Series C-2 Preferred Holder is otherwise entitled to receive and, (iii) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares and all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series C-1 Preferred Holders to make partial redemption of the Series C-1 Preferred Shares so that the number of Series C-1 Preferred Shares held by each Redeeming Series C-1 Preferred Holder shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C-1 Preferred Holders in proportion to the redemption payments each such Redeeming Series C-1 Preferred Holder is otherwise entitled to receive and, (iv) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares, all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares and all the Series C-1 Redemption Price for the Redeeming Series C-1 Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series C Preferred Holders to make partial redemption of the Series C Preferred Shares so that the number of Series C Preferred Shares held by each Redeeming Series C Preferred Holder shall be reduced accordingly, provided that such partial redemption shall be allocated ratably among the Redeeming Series C Preferred Holders in proportion to the redemption payments each such Redeeming Series C Preferred Holder is otherwise entitled to receive and, (v) after all the Series D Redemption Price for the Redeeming Series D Preferred Shares, all the Series C-2 Redemption Price for the Redeeming Series C-2 Preferred Shares, all the Series C-1 Redemption Price for the Redeeming Series C-1 Preferred Shares and all the Series C Redemption Price for the Redeeming Series C Preferred Shares have been paid in full, the remaining portion of the Company’s assets or funds that are legally available shall be distributed to the Redeeming Series A Preferred Holders and the Redeeming Series B Preferred Holders, on a pari passu basis with each other, ratably in proportion to all of the redemption payments otherwise due to each of such Redeeming Series A Preferred Holders and Redeeming Series B Preferred Holders pursuant to Article 8.5(A). Thereafter, the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Shares, Redeeming Series C-2 Preferred Shares and Redeeming Series D Preferred Shares in proportion to the relative remaining amounts owed thereon (provided that no Series A Redemption Price or Series B Redemption Price, Series C Redemption Price, or Series C-1 Redemption Price shall be paid until full payment of the Series C-2 Redemption Price having been paid first, and no Series A Redemption Price or Series B Redemption Price or Series C Redemption Price or Series C-1 Redemption Price or Series C-2 Redemption Price shall be paid until full payment of the Series D Redemption Price having been paid first), such that, in any case, the full Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series C-1 Redemption Price, Series C-2 Redemption Price and Series D Redemption Price shall not be deemed to have been paid in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share and the redemption shall not be deemed to have been consummated in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share on the Series A Redemption Price Payment Date, Series B Redemption Price Payment Date, Series C Redemption Price Payment Date, Series C-1 Redemption Payment Date, Series C-2 Redemption Payment Date and Series D Redemption Price Payment Date, and each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share shall remain entitled to all of its rights, including (without limitation) its voting rights, in respect of each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share, and each of the Redeeming Series A Preferred Shares, the Redeeming Series B Preferred Shares, the Redeeming Series C Preferred Shares, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share shall remain “outstanding” for the purposes of these Articles, until such time as the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, Redeeming Series C-1 Price, Redeeming Series C-2 Price and the Series D Redemption Price in respect of each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share has been paid in full (respectively, the “Series A Redemption Date”, the “Series B Redemption Date”, the “Series C Redemption Date”, the “Series C-1 Redemption Date”, the “Series C-2 Redemption Date” and the “Series D Redemption Date”) whereupon all such rights shall automatically cease. Any portion of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series C-2 Redemption Price or Series D Redemption Price not paid by the Company in respect of any Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share or Redeeming Series C-2 Preferred Share on the Series A Redemption Price Payment Date, the Series B Redemption Price Payment Date, the Series C Redemption Price Payment Date, the Series C-1 Redemption Price Payment Date, the Series C-2 Redemption Price Payment Date or the Series D Redemption Price Payment Date shall continue to be owed to the holder thereof and shall accrue interest at a compounded rate of eight percent (8%) per annum from the Series A Redemption Price Payment Date, the Series B Redemption Price Payment Date, the Series C Redemption Price Payment Date, the Series C-1 Redemption Price Payment Date, the Series C-2 Redemption Price Payment Date or the Series D Redemption Price Payment Date till the date on which such portion of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series C-1 Redemption Price, the Series C-2 Redemption Price or the Series D Redemption Price is actually paid by the Company.

C.	No Impairment. Once the Company has received a Series A Redemption Notice, Series B Redemption Notice, Series C Redemption Notice, Series C-1 Redemption Notice, Series C-2 Redemption Notice or Series D Redemption Notice, they shall not (and shall not permit any Subsidiary of the Company to) take any action which could have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of legally available redemption funds including without limitation, causing any other Group Company to distribute any and all available funds to the Company for purposes of paying the Series A Redemption Price for all Redeeming Series A Preferred Shares on the Series A Redemption Price Payment Date, paying the Series B Redemption Price for all Redeeming Series B Preferred Shares on the Series B Redemption Price Payment Date, paying the Series C Redemption Price for all Redeeming Series C Preferred Shares on the Series C Redemption Price Payment Date, paying the Series C-1 Redemption Price for all Redeeming Series C-1 Preferred Shares on the Series C-1 Redemption Price Payment Date, paying the Series C-2 Redemption Price for all Redeeming Series C-2 Preferred Shares on the Series C-2 Redemption Price Payment Date and paying the Series D Redemption Price for all Redeeming Series D Preferred Shares on the Series D Redemption Price Payment Date, and until the date on which each Redeeming Series A Preferred Share, Redeeming Series B Preferred Share, Redeeming Series C Preferred Share, Redeeming Series C-1 Preferred Share, Redeeming Series C-2 Preferred Share and Redeeming Series D Preferred Share is redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

8.6	Drag-along Right

After the date of December 31, 2025, in the event that any holder of Preferred Shares receives a written offer for a Trade Sale in which the valuation of the Company is no less than US$800,000,000, and if such offered Trade Sale is approved and agreed by the Majority Preferred Holders (collectively, the “Drag-Along Holders”, as so approved and agreed, the “Approved Sale”), then upon the receipt of written notice from the Drag-Along Holders and within thirty (30) days thereafter, the Company and each of the Members of the Company shall consent to, enter into any agreement in connection with, participate in, and if applicable, shall cause all other Members of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Approved Sale.

In the event that there are any Members that do not participate in the Approved Sale within the period as provided in Article 8.6A, the Company shall as per Drag-Along Holders’ request, promptly notify each of such non-participating Members of the Company (the “Remaining Members”) in writing of an Approved Sale and the material terms and conditions of such Approved Sale, whereupon each Remaining Member shall, in accordance with instructions received from the Company (which shall be acceptable to the Drag-Along Holders), vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its shares in such Approved Sale (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed by the Drag-Along Holders. In furtherance of the foregoing, the Company is expressly authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Approved Sale; (ii) otherwise consent on such Remaining Member’s behalf to such Approved Sale; (iii) sell all of such Remaining Member’s shares in such Approved Sale, in accordance with the terms and conditions of this Article 8.6; and (iv) act as such Remaining Member’s attorney-in-fact in relation to any such Approved Sale and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate.

In furtherance of the foregoing, in the event an Approved Sale is to be brought to a vote at a general meeting, each Member entitled to vote at such meeting agrees:

(a) to be present, in person or by proxy, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any Member resolutions;

(b) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the Company as to which it has record or beneficial ownership in favor of such Approved Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to such Approved Sale; and

(d) to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Drag-Along Holders. The Approved Sale shall not be deemed as a Deemed Liquidation Event under the Memorandum and Articles, and all the proceeds from the Approved Sale shall be distributed to all Shareholders of the Company on a pro rata basis.

ORDINARY SHARES

9.	Certain rights, preferences, privileges and limitations of the Ordinary Shares of the Company are as follows:

9.1	Dividend Provision. The holders of the Ordinary Shares shall, subject to the Statute and these Articles, be entitled to receive, when, as and if declared by the Board, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board.

9.2	Liquidation. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 8.2.

9.3	Voting Rights. Subject to Section 3.6 of the Shareholders Agreement, the holder of each Ordinary Share shall have the right to one (1) vote with respect to such Ordinary Share, and shall be entitled to notice of any Members’ meeting in accordance with these Articles, and shall be entitled to vote upon such matters and in such manner as may be provided for in these Articles.

REGISTER OF MEMBERS

10.	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members, the list required to be sent to Members under Article 38, or the other books and records of the Company, or to vote in person or by proxy at any meeting of Members.

FIXING RECORD DATE

11.	The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

12.	If no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

13.	Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

14.	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

16.	The Shares of the Company are subject to transfer restrictions as set forth in the Shareholders Agreement, and the Right of First Refusal and First Offer Agreement, by and among the Company and certain of its Members. The Company will only register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are made in violation of such agreements. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

17.	The Company is permitted to redeem, purchase or otherwise acquire any of the Company’s Shares, so long as such redemption, purchase or acquisition (i) is pursuant to any redemption provisions set forth in these Articles, (ii) is pursuant to the ESOP, or (iii) is as otherwise agreed by the holder of such Share and the Company, subject in the case of clause (ii) or (iii) to compliance with any applicable restrictions set forth in the Shareholders Agreement, the Right of First Refusal and First Offer Agreement, the Memorandum and these Articles.

18.	Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute and these Articles, the Directors may authorize the redemption or purchase by the Company of its own Shares in such manner and on such terms as they think fit and may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

19.	Subject to Article 8, if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the Consents in writing of the holders of at least two-thirds (2/3) of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

20.	For the purpose of the preceding Article, all of the provisions of these Articles relating to general meetings shall apply, to the extent applicable, mutatis mutandis, to every meeting of holders of separate class of shares, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least a majority of the issued Shares of such class and that any Member holding Shares of such class, present in person or by proxy, may demand a poll.

21.	Subject to Article 8, the rights conferred upon the holders of Shares or any class of Shares shall not, unless otherwise expressly provided by the terms of issue of such Shares, be deemed to be varied by the creation, redesignation, or issue of Shares ranking senior thereto or pari passu therewith, or the approval of any events pursuant to Article 8.4(B), or any change to directors’ nomination and appointment rights, or any amendment to the Shareholders Agreement as a result of the amendment and waiver provision under Section

10.11 of the Shareholders Agreement.

COMMISSION ON SALE OF SHARES

22.	The Company may, with the approval of the Board (so long as such approval includes the approval of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director), so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NONRECOGNITION OF INTERESTS

23.	The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

24.	If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

25.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee.

26.	If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES AND ALTERATION OF CAPITAL

27.	Subject to Article 8, the Company may by Ordinary Resolution:

27.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

27.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

27.3	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

27.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

27.5	perform any action not required to be performed by Special Resolution.

28.	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, and subject further to Article 8, the Company may by Special Resolution:

28.1	change its name;

28.2	alter or add to these Articles;

28.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

28.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

29.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

30.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

31.	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings, the report of the Directors (if any) shall be presented.

32.	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

33.	A Members requisition is a requisition of Members of the Company holding, on the date of deposit of the requisition, not less than (i) a majority of the voting power of all of the Ordinary Shares, (ii) a majority of the voting power of the Series A Preferred Shares (on an as if converted basis), (iii) a majority of the voting power of the Series B Preferred Shares (on an as if converted basis), (iv) a majority of the voting power of the Series C Preferred Shares (on an as if converted basis), (v) a majority of the voting power of the Series C-1 Preferred Shares (on an as if converted basis), (vi) a majority of the voting power of the Series C-2 Preferred Shares (on an as if converted basis) or, (vii) a majority of the voting power of the Series D Preferred Shares and the Series D Preferred Shares (to be issued, if any) (voting together as a single class and on an as if converted basis) of the Company entitled to attend and vote at general meetings of the Company.

34.	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

35.	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

36.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

37.	At least ten (10) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting all (i) by the Majority Ordinary Holders (or their proxies), (ii) by the Majority Series A Preferred Holders (or their proxies), (iii) by the Majority Series B Preferred Holders (or their proxies), (iv) by the Majority Series C Preferred Holders (or their proxies), (v) by the Majority Series C-1 Preferred Holders (or their proxies), (vi) by the Majority Series C-2 Preferred Holders (or their proxies), and (vii) by the Majority Series D Preferred Holders (or their proxies). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed all (i) by the Majority Ordinary Holders (or their proxies), and (ii) by the Majority Preferred Holders (or its proxy).

38.	The officer of the Company who has charge of the Register of Members of the Company shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

39.	The Majority Ordinary Holders and the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders, together, present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum. Subject to Article 42, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

40.	A Person may participate at a general meeting by conference telephone or other communications equipment by shall mean of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

41.	A resolution in writing signed by all Members (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company.

42.	A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented; provided that, if notice of such meeting has been duly delivered to all Members ten (10) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one hour from the time appointed for the meeting solely because of the absence of any holder(s), the meeting shall be adjourned (the “First Adjourned General Meeting”) to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members five (5) days prior to the First Adjourned General Meeting in accordance with the notice procedures under Articles 108 through 112. The attendance of the Majority Ordinary Holders and the Majority Series A Preferred Holders, the Majority Series B Preferred Holders, the Majority Series C Preferred Holders, the Majority Series C-1 Preferred Holders, the Majority Series C-2 Preferred Holders and the Majority Series D Preferred Holders shall constitute a quorum at such First Adjourned General Meeting, and if the quorum for the First Adjourned General Meeting is not present within half an hour from the time appointed for the meeting, the meeting shall be adjourned (the “Second Adjourned General Meeting”) to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members five (5) days prior to the Second Adjourned General Meeting in accordance with the notice procedures under Articles 108 through 112 and the presence of any Member shall constitute a quorum at such Second Adjourned General Meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

43.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a Member, to be chairman of the meeting.

44.	With the Consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

45.	A resolution put to the vote of the meeting shall be decided by poll and not on a show of hands.

46.	On a poll a Member shall have one vote for each Ordinary Share he holds on an as converted basis.

47.	Except on a poll on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

48.	A poll on a question of adjournment shall be taken forthwith.

49.	A poll on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

50.	Except as otherwise required or allowed by Law or these Articles, the Ordinary Shares and the Preferred Shares shall vote together on an as converted basis on all matters submitted to a vote of Members.

51.	In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

52.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his or her committee, receiver, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, or other Person may vote by proxy.

53.	No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

54.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

55.	Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

56.	A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

57.	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

58.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting.

59.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

60.	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

61.	Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

62.	Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS AND OBSERVERS

63.	The Directors shall have power at any time and from time to time to appoint a natural person or corporation as a Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by Ordinary Resolution. The authorized number of directors on the Board shall be nine (9) directors, with the composition of the Board determined as follows: (a) the Founder Holding Company shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time five (5) directors on the Board (the “Ordinary Director”), (b) HSG CV IV Holdco, Ltd. shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series A Director”) on the Board, (c) PASSION STREAM INVESTMENT LIMITED shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series B Director”) on the Board, (d) Wise Prime shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series C Director”), and (e) Win-Chain shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series C-1 Director”, together with the Series A Director, the Series B Director and Series C Director, the “Preferred Shareholder Directors”). Each Director of the Board shall be entitled to cast one (1) vote in any Board meeting. The Company shall maintain two (2) observers of the Board (collectively the “Observers” and each an “Observer”), among which one shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of Yunfeng, and another one shall be designated, appointed, removed, replaced and reappointed at any time or from time to time at the sole discretion of CGC Moonwalk Limited. The Observers shall be entitled to attend all meetings of the Board in a non-voting capacity and be entitled to the same notice, information and materials as the members of the Board.

POWERS OF DIRECTORS

64.	Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Articles 8 and 9. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

65.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

66.	Subject to Article 8, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

67.	Subject to Article 8, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

68.	The office of a Director shall be vacated if:

68.1	such Director gives notice in writing to the Company that he or she resigns the office of Director; or

68.2	such Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

68.3	such Director is found to be or becomes of unsound mind;

69.	Notwithstanding any provisions in these Articles, any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative votes of the group of Members then entitled to elect such Director in accordance with Article 63, given at a special meeting of such Members duly called or by an action by written Consents for that purpose. Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 68 of any Director who shall have been elected by a specified group of Members, may be filled by, and only by, the affirmative votes of the group of Members then entitled to elect such Director in accordance with Article 63, given at a special meeting of such Members duly called or by an action by written Consents for that purpose, unless otherwise agreed upon among such Members.

PROCEEDINGS OF DIRECTORS

70.	A Director may by a written instrument appoint an alternate who need not be a Director, and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or Consent in place of the Director. At all meetings of the Board of Directors, seven (7) Directors in office elected in accordance with Article 63 that includes the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director shall be necessary and sufficient to constitute a quorum for the transaction of business, and the votes of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting has been duly delivered to all Directors of the Board prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one hour from the time appointed for the meeting, the meeting shall be adjourned (the “First Adjourned Board Meeting”) to the seventh (7) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Directors three (3) Business Days prior to the First Adjourned Board Meeting in accordance with the notice procedures hereunder. The attendance of at least two (2) Ordinary Directors, the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director shall constitute a quorum for the First Adjourned Board Meeting and, if at the First Adjourned Board Meeting, the quorum is still not present within half an hour from the time appointed for the meeting, the First Adjourned Board Meeting shall again be adjourned (the “Second Adjourned Board Meeting”) to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors three (3) Business Days prior to the Second Adjourned Board Meeting in accordance with the notice procedures hereunder and the attendance of at least two (2) Ordinary Directors and three (3) Preferred Shareholder Directors a present shall constitute a quorum for such Second Adjourned Board Meeting and the presence of the other Directors shall not be required for the quorum of such Second Adjourned Board Meeting.

71.	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons.

72.	A Person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting. In the event of a deadlock of the votes at any meeting of the Directors, the relevant matters shall be submitted to the Members for approval, subject to compliance with Article 8.4(B) hereof.

73.	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held.

74.	Meetings of the Board of Directors may be called by any Director on forty-eight (48) hours’ notice to each Director in accordance with Articles 108 through 112.

75.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

76.	The Directors may elect a chairman of their board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

77.	All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

78.	[Reserved.]

DIRECTORS’ INTERESTS

79.	Subject to Article 82, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

80.	Subject to Article 82, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

81.	Subject to Article 82, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

82.	In addition to any further restrictions set forth in these Articles, no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, and any such director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest (and if he votes his vote shall be counted) and shall be counted towards a quorum of those present at such meeting, in each case so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith to and are known by the other Directors. A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under this Article 82.

MINUTES

83.	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

84.	Subject to these Articles, the Board of Directors may establish any committees, and approve the delegation of any of their powers to any committee consisting of one or more Directors, provided that the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director shall be appointed as members of such committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Board of Directors.

85.	Any committee, to the extent allowed by Law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board of Directors when required. Subject to these Articles, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying.

86.	The Board of Directors may also, with prior Consents of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director, delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Board of Directors, with prior Consents of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director, may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

87.	Subject to these Articles, the Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

88.	Subject to these Articles, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

89.	There is no minimum shareholding required to be held by a Director.

REMUNERATION OF DIRECTORS

90.	The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board (including the Consents of the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director). The Director who is not an employee of any Group Company shall also be entitled to be paid all reasonable travelling, hotel and other out-of-pocket expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company.

91.	The Directors may, by resolution of the Board in accordance with Article 8.4B(2), approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

SEAL

92.	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

93.	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

94.	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

95.	Subject to the Statute and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

96.	All dividends and distributions shall be declared and paid according to the provisions of Articles 8 and 9.

97.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

98.	Subject to the provisions of Articles 8 and 9, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

99.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

100.	No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

101.	Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

102.	Subject to these Articles, including but not limited to Article 8, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Articles 8 and 9 hereof and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

103.	The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting or in a written agreement binding on the Company.

104.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

AUDIT

105.	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

106.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

107.	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

108.	Except as otherwise provided in these Articles, notices shall be in writing. Notice may be given by the Company to any Member or Director either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member or Director (as the case may be) or to the address of such Member or Director as shown in the Register of Members or the Register of Directors (as the case may be) (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member or Director).

109.	Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two

(2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid. Where a notice is sent by fax to a fax number provided by the intended recipient, service of the notice shall be deemed to be effected when the receipt of the fax is acknowledged by the recipient. Where a notice is given by electronic mail to the electronic mail address provided by the intended recipient, service shall be deemed to be effected when the receipt of the electronic mail is acknowledged by the recipient.

110.	A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

111.	Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

112.	Whenever any notice is required by Law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

113.	If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Articles 8 and 9.

114.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to Articles 8 and 9, determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

115.	To the maximum extent permitted by applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable Law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

116.	To the maximum extent permitted by applicable Law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FINANCIAL YEAR

117.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

TRANSFER BY WAY OF CONTINUATION

118.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of the Members’ meeting in accordance with Article 8.4B(1), have the power to register by way of continuation as a body corporate under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

REDEMPTION FOR NON-COMPLIANCE

119.	In the event that, as a result of any Person holding a direct or indirect interest in any Shares any Governmental Authority shall prohibit any of the Group Companies from distributing all or any part of the earnings or cash or other assets thereof to offshore shareholders therein or shall refuse to grant, revoke or suspend any Consent necessary to the operation, maintenance, ownership or status of any Group Company or its business in the ordinary course and the Person holding such interest fails to cure such situation within 30 days after receiving written notice from the Company, then to the extent necessary to eliminate such prohibition or to secure such Consent, the Company shall repurchase all, but not less than all, of such Shares (the “Non-Compliance Redeemed Shares”) at the original subscription price thereof (as adjusted for any share dividends, combinations, splits, recapitalizations and the like), if the proposal so made is approved by the Members’ meeting in accordance with Article 8.4B(1). A repurchase pursuant to this Article shall be deemed an Exempted Distribution.

120.	A written notice of redemption shall be given by the Company to the Person whose name appears on the share register as the holder of the Non-Compliance Redeemed Shares (the “Registered Holder”) at the address listed on the register of members at least five (5) days before the date for redemption (the “Non-Compliance Redemption Date”) set forth in the notice. The notice shall also set forth the applicable redemption price and the mechanics of redemption.

121.	At the Non-Compliance Redemption Date, the Company shall pay the aggregate redemption price to the Registered Holder, and the Registered Holder shall (i) surrender the share certificate(s) evidencing the Non-Compliance Redeemed Shares or (ii) in the case of any lost, stolen or destroyed certificate evidencing the Non-Compliance Redeemed Shares, execute an agreement reasonably satisfactory to the Company to indemnify the Company for any loss incurred by it in connection with such loss, stolen or destroyed certificate. From and after the Non-Compliance Redemption Date, so long as the Company has made available such redemption price to such Registered Holder and the Register of Members updated, the Redeemed Shares shall be treated as redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares or have any rights or remedies with respect thereto (other than the right to receive the aggregate redemption price therefor).

122.	Notwithstanding anything to the contrary contained herein, any Non-Compliance Redeemed Shares with respect to which the Company has failed to pay the redemption price as required shall continue to have all the powers, designations, preferences and other rights which such shares enjoyed prior to the Non-Compliance Redemption Date until such time as the redemption price in respect of such Non-Compliance Redeemed Shares shall have been paid in full. If the Company cannot consummate the redemption of the Non-Compliance Redeemed Shares because of insufficient funds or limitations under applicable Law, the Company may, and shall at the request of the Majority Preferred Holders, request the Registered Holder to transfer the Non-Compliance Redeemed Shares to the other Members of the Company pro rata at a price equal to the original subscription price thereof, and the provisions above shall apply, mutatis mutandis.

123.	The holder(s) of Series C-1 Preferred Shares shall, at its sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares. In the event that the Company hereafter grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to any holder of Series C-1 Preferred Shares, such holder of Series C-1 Preferred Shares shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that any holder of Series C-1 Preferred Shares so elects, each other Party hereto shall procure that such holder of Series C-1 Preferred Shares will be entitled to such rights, privileges and/or protections.

The holder(s) of Series C-2 Preferred Shares shall, at their sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing holders of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares. In the event the Company grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to any holder of Series C-2 Preferred Shares, such holder of Series C-2 Preferred Shares shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that any holder of Series C-2 Preferred Shares so elects, each other Member hereto shall procure that such holder of Series C-2 Preferred Shares will be entitled to such rights, privileges and/or protections.

The holder(s) of Series D Preferred Shares shall, at their sole option, be entitled to the rights, privileges or protections not less favorable than those granted to the existing holders of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares. In the event the Company grants any of the aforesaid Members any rights, privileges or protections more favorable than those granted to any holder of Series D Preferred Shares, such holder of Series D Preferred Shares shall, at its option, be entitled to substantially the same rights, privileges or protections as such Members are entitled to or granted. In the event that any holder of Series D Preferred Shares so elects, each other Member hereto shall procure that such holder of Series D Preferred Shares will be entitled to such rights, privileges and/or protections.

LIEN

124.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

125.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

126.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

127.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

128.	The Directors may from time to time make calls upon the shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

129.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

130.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

131.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

132.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

133.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

134.	If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

135.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

136.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

137.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

138.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

139.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

140.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

141.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.